UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2017

NEWGEN BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1537274	81-5332421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 2nd Avenue, Suite 1400, Seattle, WA	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-624-4793

Former Name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2017, upon approval by the Board of Directors (the “Board”) of NewGen BioPharma Corp., a Nevada corporation (the “Company”), the Company entered into a Restricted Stock Award Agreement (the “Restricted Stock Agreement”) with one of its directors, Dr. Navdeep Jaikaria. Pursuant to the Restricted Stock Agreement, we issued eleven million (11,000,000) shares of common stock to Dr. Jaikaria as an advance against the shares of common stock due to him upon the Closing (as defined below) under the terms of the Merger Agreement (as defined below).

As previously disclosed in our Current Report on Form 8-K filed with the SEC on January 11, 2017, on January 10, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NewGen BioPharma Corporation, a New Jersey corporation (“NewGen New Jersey”), and NewGen Merger Sub Inc., a New Jersey corporation and our wholly owned subsidiary, pursuant to which we agreed to issue forty million (40,000,000) shares of our common stock to the shareholders of NewGen New Jersey in exchange for our acquisition of all the issued and outstanding stock of NewGen New Jersey (the “Merger”). Upon the closing of the Merger as contemplated by the terms of the Merger Agreement (the “Closing”), NewGen New Jersey will become our wholly owned subsidiary. Dr. Jaikaria is the Founder, Chairman, President and CEO and approximate thirty-eight percent (38%) shareholder of NewGen New Jersey. In connection with and in furtherance of the Merger, Dr. Jaikaria agreed to serve as a member of our Board prior to the Closing, and was elected to the Board effective January 26, 2017.

The Restricted Stock Agreement and the issuance of shares thereunder were made and entered into as a good faith gesture in consideration of Dr. Jaikaria’s willingness to serve on our Board prior to the Closing, and for his services rendered for and on behalf of the Company. Upon the Closing, the number of shares of common stock issuable to Dr. Jaikaria pursuant to the terms of the Merger Agreement shall be reduced by the number of shares granted pursuant to the Restricted Stock Agreement. The restricted shares shall vest upon the Closing, and if the Closing does not occur, the shares will be forfeited in their entirety, and Dr. Jaikaria will have no ownership interest with respect thereto.

The foregoing description of the Restricted Stock Agreement is qualified in its entirety by reference to the full text of the Restricted Stock Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

The issuance of shares of restricted common stock pursuant to the Restricted Stock Agreement was made to an accredited investor. The issuance was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Restricted Stock Award Agreement dated February 23, 2017, by and between the Company and Navdeep Jaikaria.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen BioPharma Corp.,
a Nevada Corporation

Dated: February 27, 2017	By:	/s/ Bradford Long
Bradford Long, President

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